================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 5, 2001

                             U.S. HOME SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-18291                75-2922239

(State or other jurisdiction           (Commission           (I.R.S. Employer

      of incorporation)                File Number)       Identification Number)



    750 State Highway 121 Bypass, Suite 170
              Lewisville, Texas                               75067

    (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (214) 488-6300


          (Former name or former address, if changed since last report)


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS .............................    1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS ................................    2

UNAUDITED PRO FORMA FINANCIAL INFORMATION .................................    3

FINANCIAL STATEMENTS FOR FIRST CONSUMER CREDIT, L.L.C. FOR YEARS ENDED
     JUNE 30, 2001 AND 2000 ...............................................    9

FINANCIAL STATEMENTS FOR FIRST CONSUMER CREDIT, L.L.C. FOR THREE MONTHS
     ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED) ........................   20

SIGNATURES ................................................................   27

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

SUMMARY

         On October 5, 2001, U.S. Home Systems Inc. ("USHS" or "the Company") acquired all of the outstanding capital stock of First Consumer Credit, Inc.
(FCC), a Dallas-based consumer financing company specializing in the home improvement and remodeling industry. In connection with the acquisition, a newly created subsidiary of the Company was merged with and into FCC, with FCC surviving as a wholly owned subsidiary of the Company. Pursuant to the terms of the merger, USHS paid $1.0 million in cash and issued 971,429 shares of its common stock valued at approximately $2,600,000 in exchange for all of FCC's common stock. Additionally, and prior to the merger, the Company purchased a portfolio of installment sale contracts for approximately $1,415,000.

         FCC purchases consumer credit installment sale contracts from select remodeling contractors. FCC negotiates commitments with banks, insurance companies, and other financial institutions for the sale of installment sale contract portfolios. In most cases, FCC retains the collection and servicing of these accounts on behalf of the purchaser. The acquisition, sale and servicing of the contracts generates both fee income and recurring income. As a result of its ability to purchase and service its own portfolios, FCC enables qualified contractors to originate a broad range of credit products that are not otherwise available to contractors utilizing only traditional sources for home improvement financing. For its fiscal year ended June 30, 2001, FCC purchased in excess of $25 million of installment contracts arising from home improvement and remodeling sales and had income of $1.1 million on a pre-tax basis. FCC currently provides servicing on nearly 4,000 of these accounts, operating in 36 states within the continental United States.

The FCC Merger

         On September 28, 2001 the Company and First Consumer Credit, L.L.C. entered into an agreement and plan of merger (the "FCC Merger Agreement"). The FCC Merger Agreement was subject to, among other conditions, the prior sale to the Company of a portfolio of installment-sale-contracts (the "FCC Asset Sale"), the prior payment by FCC of certain of its liabilities, distribution of all of FCC's unrestricted cash to its members, and the conversion of FCC from an limited liability company to a Texas corporation. On October 2, 2001, the Company completed the FCC Asset Sale for a cash payment of approximately $1,415,000. On October 5, 2001, pursuant to the FCC Merger Agreement, a newly created subsidiary of the Company was merged with and into FCC with FCC surviving as a wholly owned subsidiary of the Company. Pursuant to the terms of the FCC Merger Agreement, the Company paid $1.0 million in cash and issued 971,429 shares of its common stock valued at approximately $2,600,000 in exchange for all of FCC's common stock. The FCC Merger Agreement specified the number of shares each outstanding share of FCC's common stock would be converted into based upon a formula involving the average closing price of the Company's common stock for the ten trading days prior to the closing date. Following the merger, the Company had 5,897,815 shares of common stock outstanding.

         The FCC Merger Agreement provides that the Company and FCC will indemnify, defend and hold harmless each other and their officers, directors, employees and affiliates from and against all losses of such party, arising from or relating to: (a) any breach of any representation or warranty of the indemnifying party made in the FCC Merger Agreement; and (b) any breach of the covenants and agreements made by the indemnifying party in the FCC Merger Agreement. The indemnification obligations contained in the FCC Merger Agreement are subject to certain limitations including (a) no claim will be for a single loss less than $5,000; (b) no amount shall be payable unless and until the aggregate amount of such indemnifiable claims exceed $17,500 in which event the aggregate amount shall be payable solely by the indemnifying party; and (c) each party's aggregate liability for indemnification will not exceed certain amounts as specified in the agreement. On the merger closing date, FCC delivered to an escrow agent stock certificates of the Company's common stock representing an aggregate of 20% of the stock consideration (the "Escrowed Shares") issued to the FCC shareholders as security for FCC's indemnification to the Company. If FCC becomes obligated to indemnify the Company with respect to an indemnifiable claim and the amount of liability with respect thereto shall have been finally determined, the escrow agent shall release the appropriate number of Escrowed Shares to the Company for cancellation; provided, however, the respective FCC shareholders shall be entitled to satisfy the indemnifiable claim by paying the full amount of the claim in cash.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of business acquired.

         Reference is made to the Table of Contents for the Financial Statements of First Consumer Credit, L.L.C. for the years ended June 30, 2001 and 2000 on page 9 herein, and the table of contents for the three months ended September 30, 2001 and 2000 (unaudited) on page 20 herein.

    (b)  Pro forma financial information.

         Reference is made to the Unaudited Pro Forma Financial Information beginning on page 3 herein.

    (c)  Exhibits

         The following exhibits are being filed with this Current Report on Form 8-K/A.

    Exhibit
    Number                         Description of Exhibit
--------------  ----------------------------------------------------------------

     2.12 Agreement and Plan of Merger (the "Agreement") by and between Home Credit Acquisition, Inc. ("Sub"), U.S. Home Systems, Inc. ("USHS") and First Consumer Credit, LLC ("FCC LLC") and its members, dated September 28, 2001 (schedules and exhibits omitted and will be furnished to the Commission upon request).

     2.13 Certificate of Conversion of First Consumer Credit, Inc. dated October 2, 2001 with corresponding Articles of Conversion and exhibits attached, including Articles of Incorporation of First Consumer Credit, Inc. ("FCC Inc.")

     2.14 Certificate of Merger of Sub into FCC Inc. dated October 5, 2001 with corresponding Articles of Merger attached.

     10.6        Asset Purchase Agreement between FCC LLC and Sub dated October
                 1, 2001.

     10.7 Employment Agreement effective as of October 2, 2001 between FCC Inc. and James D. Borschow ("Borschow").

     10.8 Escrow Agreement effective as of October 2, 2001 between FCC Inc. and all of the former shareholders of FCC Inc, USHS, and Corporate Stock Transfer ("Escrow Agent").

     10.9 Retail Installment Contract Origination and Indemnification Agreement effective as of October 2, 2001 by and among First Savings Bank ("FSB"), FCC Inc. and USHS.

     10.10 Borschow Escrow Agreement effective as of October 2, 2001 among Borschow, USHS and Escrow Agent.

     10.11 FSB Agreement effective as of October 2, 2001 among FSB, Richard J. Driscoll, USHS and Escrow Agent.

     10.12 Amendment 2001-1 dated October 1, 2001 to the 2000 Loan Purchase and Servicing Agreement dated May 11, 2000 between FCC LLC, USHS and Bank One, N.A.

     10.13 Amendment 2001-1 dated October 1, 2001 to the 2001 Loan Purchase and Servicing Agreement dated July 31, 2001 between FCC LLC, USHS and Bank One, N.A.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited, proforma financial information is based upon the audited financial statements of U.S. Home Systems, Inc. included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 as filed on April 2, 2001 with the Commission, the audited financial statements of First Consumer Credit, L.L.C. for the fiscal year ended June 30, 2001 and 2000 included elsewhere herein, the unaudited financial statements of U.S. Home Systems for the nine months ended September 30, 2001 included in the Company's report on Form 10-QSB as filed with the Commission on November 1, 2001, and the unaudited financial statements of First Consumer Credit, L.L.C. for the three months ended September 30, 2001 included elsewhere herein. The financial statements of FCC have been recast to a calendar year to conform with the Company's fiscal year in computing the unaudited pro forma statements of operations for all periods presented.

         The unaudited pro forma combined balance sheet as of September 30, 2001 gives effect to the FCC Merger as if it occurred effective September 30, 2001. The unaudited pro forma combined statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 gives effect to the transaction as if it occurred effective January 1, 2000 and January 1, 2001, respectively.

         The unaudited proforma financial information is presented assuming the FCC Merger will be accounted for as a purchase in accordance with the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill will cease upon adoption of SFAS No. 142, which is effective for the Company on January 1, 2002, and for all business combinations completed after June 30, 2001.

         The unaudited pro forma financial information includes certain estimates regarding the aforementioned transaction. Accordingly, the unaudited pro forma financial information may not necessarily be indicative of the future results of operations or financial position had the transaction become effective on the above-mentioned dates.

                   Unaudited Pro Forma Combined Balance Sheet
                            As of September 30, 2001
                             (Amounts in Thousands)

                                                                                      Pro Forma
                                                                                     Adjustments       Pro Forma
                                                          USHS            FCC            (A)           Combined
                                                        --------       --------     -------------     ----------
ASSETS
Current Assets:
   Cash                                                 $ 4,928         $  161         $(1,415)         $ 2,674
                                                                            --          (1,000)              --
 Finance receivables held for sale                                       1,407              --            1,407
   Accounts receivable, net                               1,321             12              --            1,333
   Commission advances                                      296             --              --              296
   Note receivable                                           49             --              --               49
   Income taxes receivable                                  133             --              --              133
   Inventory, net                                         1,015             --              --            1,015
   Prepaid expenses and other                               333              6              --              339
                                                        -------         ------         -------          -------
       Total current assets                               8,075          1,586              --            7,246
                                                        -------         ------         -------          -------

Finance receivables held for investment                                     75              --               75
Property and Equipment, at cost, net                      1,788             47              --            1,835
Goodwill                                                    299             --           3,715            4,014
Other assets                                                195              7            (114)              88
                                                        -------         ------         -------          -------
                                                        $10,357         $1,715         $ 1,186          $13,258
                                                        -------         ------         -------          -------

Liabilities and Stockholders' Equity

Current Liabilities:
   Accounts payable                                     $ 1,195         $  184             (60)         $ 1,319
   Customer deposits                                        920             --              --              920
   Accrued expenses                                         869             12              --              881
   Current portion of capital lease
       Obligation                                            94             --              --               94
   Current portion of notes payable                         195             --              --              195
   Other accrued liabilities                                379             --              --              379
                                                        -------         ------         -------          -------
       Total current liabilities                          3,652            196             (60)           3,788

   Long-term debt, net of current portion                   310             --              --              310
   Long-term capital lease obligations,
       net of current portion                               474             --              --              474
                                                        -------         ------         -------          -------
       Total Liabilities                                  4,436            196             (60)           4,572
                                                        -------         ------         -------          -------

Deferred revenue                                                           164                              164
Redeemable preferred stock                                  400             --              --              400

Stockholders' equity:
   Common stock                                               5             --               1                6
   Members' equity                                                       1,355          (1,355)              --
   Additional capital                                     3,768             --           2,600            6,368
   Retained earnings                                      1,748             --              --            1,748
                                                        -------         ------         -------          -------
Total Stockholders' Equity                                5,521          1,355             966            8,122
                                                        -------         ------         -------          -------
                                                        $10,357         $1,715         $ 1,186          $13,258
                                                        =======         ======         =======          =======

              Unaudited Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 2000
             (Amounts in Thousands, Except Share and per Share Data)

                                                                                      Pro Forma
                                                                                     Adjustments       Pro Forma
                                                         USHS             FCC            (B)           Combined
                                                     ------------     -----------  ---------------   -------------
Revenues:
     Contract revenue and commission fee
         Income                                      $   37,654        $    --        $     --       $   37,654
     Revenue from loan portfolio sales                       --          2,762              --            2,762
     Other income                                            --            317              --              317
                                                     ----------        -------        --------       ----------
         Total revenues                                  37,654          3,079              --           40,733
                                                     ----------        -------        --------       ----------

Cost of Sales and Expenses:
     Cost of sales                                       17,069             --              --           17,069
     Branch operating                                     1,424             --              --            1,424
     Sales and marketing                                 12,842             28              --           12,870
     License Fees                                           772             --              --              772
     Administration                                       2,929          1,961              --            4,890
                                                     ----------        -------        --------       ----------
         Total cost of sales and expenses                35,036          1,989              --           37,025
                                                     ----------        -------        --------       ----------

Income from operations                                    2,618          1,090              --            3,708
                                                     ----------        -------        --------       ----------

Other income (expense), net                                 (94)           (30)             --             (124)
                                                     ----------        -------                       ----------

Income before income taxes                                2,524          1,060              --            3,584
Income taxes                                                440             --             426              866
                                                     ----------        -------        --------       ----------
Net income                                                2,084          1,060            (426)           2,718
                                                     ----------        -------        --------       ----------

Dividends on Preferred Stock                                (67)            --              --              (67)
                                                     ----------                       --------       ----------
Earnings available for common
     Shareholders                                    $    2,017        $ 1,060        $   (426)      $    2,651
                                                     ==========        =======        ========       ==========

Earnings per common share                            $     0.41             --              --       $     0.45
                                                     ==========                                      ==========

Earnings per common share,
     assuming dilution                                     0.41             --              --       $     0.45
                                                     ==========                                      ==========

Weighted average number of
     common shares outstanding                        4,926,386             --         971,429        5,897,815
                                                     ==========                       ========       ==========

Weighted average number of common
 shares outstanding, assuming dilution                4,927,319             --         971,429        5,898,748
                                                     ==========                       ========       ==========

              Unaudited Pro Forma Combined Statement of Operations
                  For the Nine Months Ended September 30, 2001
             (Amounts in Thousands, Except Share and per Share Data)

                                                                                 Pro Forma
                                                                                Adjustments     Pro Forma
                                                     USHS             FCC           (B)         Combined
                                                  -----------    -----------    -----------    -----------
Revenues:
     Contract revenue and commission fee
         income                                   $    30,105    $        --    $        --    $    30,105
     Revenue from loan portfolio sales                     --          2,122             --          2,122
     Other income                                          --            372             --            372
                                                  -----------    -----------    -----------    -----------
         Total revenues                                30,105          2,494             --         32,599
                                                  -----------    -----------    -----------    -----------

Cost of Sales and Expenses:
     Cost of sales                                     12,985             --             --         12,985
     Branch operating                                   1,105             --             --          1,105
     Sales and marketing                               10,579             11             --         10,590
     License Fees                                         723             --             --            723
     Administration                                     2,529          1,769             --          4,298
                                                  -----------    -----------    -----------    -----------
         Total cost of sales and expenses              27,921          1,780             --         29,701
                                                  -----------    -----------    -----------    -----------

Income from operations                                  2,184            714             --          2,898
                                                  -----------    -----------    -----------    -----------

Other income (expense), net                                35             (3)                           32
                                                  -----------    -----------                   -----------

Income before income taxes                              2,219            711             --          2,930
Income taxes                                              873             --            280          1,153
                                                  -----------    -----------    -----------    -----------
Net income                                              1,346            711           (280)         1,777
                                                  -----------    -----------    -----------    -----------

Dividends on Preferred Stock                              (34)            --             --            (34)
                                                  -----------                   -----------    -----------
Earnings available for common
     shareholders                                 $     1,312    $       711    $      (280)   $     1,743
                                                  ===========    ===========    ===========    ===========

Earnings per common share                         $      0.27             --                   $      0.30
                                                  ===========                                  ===========

Earnings per common share,
     assuming dilution                                   0.27             --                   $      0.30
                                                  ===========                                  ===========

Weighted average number of
     common shares outstanding                      4,926,386             --        971,429      5,897,815
                                                  ===========                   ===========    ===========

Weighted average number of common
 shares outstanding, assuming dilution              4,926,386             --        971,429      5,905,339
                                                  ===========                   ===========    ===========

                             U.S. Home Systems, Inc.

               Notes to Unaudited Pro Forma Financial Information

Note 1 - Basis of Presentation

     The unaudited pro forma financial statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 are based upon the audited financial statements of U.S. Home Systems, Inc. for the fiscal year ended December 31, 2000, the audited financial statements of First Consumer Credit, L.L.C. for the fiscal year ended June 30, 2001 and 2000, the unaudited financial statements of U.S. Home Systems for the nine months ended September 30, 2001, and the unaudited financial statements of First Consumer Credit, L.L.C. for the three months ended September 30, 2001. The financial statements of FCC have been recast to a calendar year to conform to the Company's fiscal year in computing the unaudited pro forma statements of operations for all periods presented. FCC's financial data for the twelve months ended December 31, 2000 was computed by subtracting the six months ended June 30, 2001 from the twelve months ending June 30, 2001, subtracting the six months ended December 31, 1999 from the twelve months June 30, 2000, and then adding the resulting six months ended June 30, 2000 to the six months ended December 31, 2000. FCC's financial data for the nine months ended September 30, 2001 was computed by subtracting the six months ended December 31, 2000 from the twelve months ended June 30, 2001, and adding the three months ended September 30, 2001.

     The unaudited pro forma combined balance sheet as of September 30, 2001 is based on the combined historical balance sheets of the Company and FCC as of September 30, 2001, and upon the adjustments as described below.

     The unaudited proforma financial information is presented assuming the FCC Merger will be accounted for as a purchase in accordance with the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill will cease upon adoption of SFAS No. 142, which is effective for the Company on January 1, 2002, and for all business combinations completed after June 30, 2001.

Note 2 - Unaudited Pro Forma Adjustments

Unaudited Pro Forma Combined Balance Sheet

(A)  Pro Forma Adjustment to Reflect Merger

     The FCC Merger Agreement was subject to, among other conditions, the prior sale to the Company of a portfolio of installment-sale-contracts (the "FCC Asset Sale"), the prior payment by FCC of certain of its liabilities, the distribution of all of FCC's unrestricted cash to its members, and the conversion of FCC from an L.L.C. to a Texas corporation. On October 2, 2001, the Company completed the FCC Asset Sale for a cash payment of approximately $1,415,000. On October 5, 2001, pursuant to the FCC Merger Agreement, a newly created subsidiary of the Company was merged with and into FCC with FCC surviving as a wholly owned subsidiary of the Company. Pursuant to the terms of the FCC Merger Agreement, the Company paid $1.0 million in cash and issued 971,429 shares of its common stock valued at approximately $2,600,000, in exchange for all of FCC's common stock. The FCC Merger Agreement specified the number of shares each outstanding share of FCC's common stock would be converted into based upon a formula involving the average closing price of the Company's common stock for the ten trading days prior to the closing date. Following the merger, the Company had 5,897,815 shares of common stock outstanding.

                             U.S. Home Systems, Inc.

(A)  Pro Forma Adjustment to Reflect Merger (continued)

     The proforma adjustments reflect the FCC Asset Sale, the payment by FCC of certain of its liabilities, the distribution of FCC's unrestricted cash to its member shareholders, the conversion of FCC from an L.L.C. to a Texas corporation, and the payment of the merger consideration by the Company including transaction expenses of approximately $114,000.

Unaudited Pro Forma Combined Statements of Operations

(A)  Income Taxes

     FCC's historical financial data reflects the taxation of a limited liability company, which, for income tax purposes, is taxed as a partnership. Consequently, the historical financial data of FCC does not reflect a company level income tax expense.

     For the twelve months ended December 31, 2000, and the nine months ended September 30, 2001, the proforma adjustment for income tax expense is based on the combined estimated effective rate for the year ended December 31, 2000 and 2001, respectively.

(B)  Weighted Average Shares Outstanding and Earning Per Share

     For all periods presented, the weighted average shares outstanding of the Company reflects the Company's merger in February 2001 and shares issued in connection with the Company's acquisition of Cabinet Clad in July 2001, as if they occurred at the beginning of each respective period presented.

     In connection with the FCC Merger, the Company issued 971,429 shares of $.001 par vale common stock valued at approximately $2,600,000.

                              FINANCIAL STATEMENTS
                FOR FIRST CONSUMER CREDIT, L.L.C. FOR YEARS ENDED
                             JUNE 30, 2001 AND 2000

                          First Consumer Credit, L.L.C.

                              Financial Statements

                       Years ended June 30, 2001 and 2000

                                    Contents

Report of Independent Auditors .............................................  11

Audited Financial Statements

Balance Sheets .............................................................  12
Statements of Operations ...................................................  13
Statements of Members' Equity ..............................................  14
Statements of Cash Flows ...................................................  15
Notes to Financial Statements ..............................................  16

                         Report of Independent Auditors

The Managers and Members
First Consumer Credit, L.L.C.


We have audited the accompanying balance sheets of First Consumer Credit, L.L.C. as of June 30, 2001 and 2000, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the limited liability company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Consumer Credit, L.L.C. at June 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                  FISK ROBINSON, P.C.

July 27, 2001
Dallas, Texas

                          First Consumer Credit, L.L.C.

                                 Balance Sheets

                                                                              June 30
                                                                        2001            2000
                                                                -------------------------------------
Assets
Current assets:
Cash                                                                $ 1,068,794      $   305,101
Finance receivables held for sale                                       324,935          522,972
Accrued interest and other                                               16,778           38,016
Prepaid expenses                                                          8,368           16,532
                                                                -------------------------------------
Total current assets                                                  1,418,875          882,621

Finance receivables held for investment, net                             98,632          276,112

Furniture and equipment, net                                             50,033           71,263

Other assets
  Deposits                                                                6,570            9,673
  Intangible assets                                                       5,107           11,337
  Other                                                                       -            1,859
                                                                -------------------------------------
      Total other assets                                                 11,677           22,869

Total assets                                                        $ 1,579,217      $ 1,252,865
                                                                =====================================

Liabilities and Members' Equity
Current liabilities:
Accounts payable                                                    $     3,745      $    20,555
Notes payable - credit line                                               3,780          226,868
Accrued interest                                                            248            2,037
Dividends payable                                                        75,521           73,460
Other payables                                                           21,274           17,944
                                                                -------------------------------------
Total current liabilities                                               104,568          340,864

Deferred income                                                         128,050           17,507

Contingencies                                                                 -                -


Members' equity:
Class A interests (188,000 units of $1.00 par value Class A
voting units authorized; 188,000 units issued and outstanding)          188,000          188,000
Class B interests (112,000 units of $1.00 par value Class B
nonvoting units authorized; 112,000 units issued and
outstanding                                                             112,000          112,000
Retained earnings                                                     1,046,599          594,494
                                                                -------------------------------------
Total members' equity                                                 1,346,599          894,494
                                                                -------------------------------------
Total liabilities and members' equity                               $ 1,579,217      $ 1,252,865
                                                                =====================================

See accompanying notes.

                          First Consumer Credit, L.L.C.

                            Statements of Operations


                                                        Year ended June 30
                                                       2001            2000
                                                --------------------------------
Revenues:
 Revenue from loan portfolio sales                   2,968,183       2,717,605
 Interest income                                       150,019         186,582
 Other                                                 248,882          73,471
                                                --------------------------------
Net operating revenues                               3,367,084       2,977,658

Sales and general & administrative expenses          2,222,628       1,815,783
                                                --------------------------------

Operating income                                     1,144,456       1,161,875

Interest expense                                        14,194          37,252
                                                --------------------------------

Net income                                         $ 1,130,262     $ 1,124,623
                                                ================================

See accompanying notes.

                          First Consumer Credit, L.L.C.

                    Statements of Changes in Members' Equity

                   For the years ended June 30, 2001 and 2000

                                                       Class B Interests         Class C Interests
                                                        $1.00 Par Value;         $1.00 Par Value;
                                Class A Interests       112,000 Class B           150,000 Class C
                                 $1.00 Par Value;          Nonvoting                 Nonvoting
                              188,000 Class A Voting   Units Authorized;         Nonparticipating
                            Units Authorized; 188,000       112,000          Units Authorized; 150,000
                                 Units issued and       Units issued and         Units issued and
                                   outstanding            outstanding               outstanding
                                                                                                         Retained
                                 Units       Amount       Units     Amount         Units      Amount     Earnings        Total
                            -----------------------------------------------------------------------------------------------------
Balance at June 30, 1999        188,000   $ 188,000     112,000   $ 112,000      150,000    $ 150,000  $    146,065   $   596,065
   Retirement of Class C
     interests                        -           -           -           -     (150,000)    (150,000)            -      (150,000)
   Dividends                          -           -           -           -            -            -      (676,194)     (676,194)
   Net income                         -           -           -           -            -            -     1,124,623     1,124,623
                            -----------------------------------------------------------------------------------------------------
Balance at June 30, 2000        188,000   $ 188,000     112,000   $ 112,000            -            -       594,494       894,494
   Dividends                          -           -           -           -            -            -      (678,157)     (678,157)
   Net income                         -           -           -           -            -            -     1,130,262     1,130,262
                            -----------------------------------------------------------------------------------------------------
Balance at June 30, 2001        188,000   $ 188,000     112,000   $ 112,000            -            -  $  1,046,599   $ 1,346,599
                            =====================================================================================================

See accompanying notes.

                         First Consumer Credit, L.L.C.

                            Statements of Cash Flows

                                                                        Year ended June 30
                                                                      2001              2000
                                                               ----------------------------------
Operating Activities
Net income                                                     $   1,130,262      $  1,124,623
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                     52,902            50,668
     Provision for loan losses                                        36,000            60,359
     Changes in operating assets and liabilities:
       Finance receivables held for sale:
           Sales of finance receivables                           25,116,330        21,637,808
           Purchases of finance receivables                      (24,918,293)      (21,521,252)
       Accrued receivables and other assets                           30,570            54,342
       Prepaid expenses                                                8,164           (16,532)
       Accounts payable and other liabilities                        (13,208)           34,935
       Deferred revenues                                             110,543             3,793
                                                               ----------------------------------
Net cash provided by operating activities                          1,553,270         1,428,744

Investing Activity
Decrease (increase) in finance receivables held for investment       141,480          (336,471)
Purchases of furniture and equipment                                 (29,812)          (22,925)
                                                               ----------------------------------
Cash provided by (used in) investing activity                        111,668          (359,396)

Financing Activities
Net (payments) proceeds from revolving line of credit               (223,088)           67,373
Dividends paid                                                      (678,157)         (676,194)
Retirement of Class C interests                                            -          (150,000)
                                                               ----------------------------------
Net cash used in financing activities                               (901,245)         (758,821)
                                                               ----------------------------------

Net increase in cash                                                 763,693           310,527
Cash at beginning of year                                            305,101            (5,426)
                                                               ----------------------------------
Cash at end of year                                            $   1,068,794      $    305,101
                                                               ==================================

Supplemental Disclosure of Cash Flow Information
Interest paid                                                  $      15,983      $     37,240
                                                               ==================================
Interest received                                              $     152,581      $    185,397
                                                               ==================================

See accompanying notes.

                          First Consumer Credit, L.L.C.
                          Notes to Financial Statements

                                  June 30, 2001

1.  General
-----------

First Consumer Credit, L.L.C., a Texas Limited Liability Company (Company), was organized on July 5, 1995 and commenced operations in August 1995. Prior to the commencement of formal operations in August 1995, there were no operations other than matters relating to its organization as a Texas Limited Liability Company under the Texas Limited Liability Company act, and the sale and issuance of 188,000 units of Class voting units for a purchase price of $188,000 and the sale of and issuance of 112,000 units of Class B nonvoting units for a purchase price of $112,000. First Consumer Credit, L.L.C. is engaged in various aspects of buying and selling home improvement loan receivables.

First Savings Bank, FSB (FSB) owns 61.9% of the outstanding voting shares of First Consumer Credit, L.L.C.

2.  Summary of Significant Accounting Policies
----------------------------------------------

The accounting and reporting policies of First Consumer Credit, L.L.C. conform to generally accepted accounting principles. The following are descriptions of the more significant of the these policies.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ significantly from those estimates.

Finance Receivables Held For Sale
---------------------------------

The Company purchases installment consumer home improvement notes with an anticipated average term of 100 months and the loans are generally secured by residential real estate. The Company typically holds these notes a minimal period of time before portfolios of notes are accumulated and sold without recourse.

Finance receivables held for sale are carried at the lower of cost or estimated market value as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate note basis.

Finance Receivables Held For Investment
---------------------------------------

Finance receivables that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the amount of the unpaid obligations, reduced by unearned interest, anticipated collection fees, if any, and an allowance for loan losses, as applicable.

Allowance for Possible Loan Losses
----------------------------------

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance for loan losses is an amount that management believes will be adequate to absorb probable losses on existing loans that may become uncollectible, net of their respective secured underlying collateral values, and is based upon evaluation of the collectibility of the loans and on prior loan loss experience.

These valuations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may effect the borrower's ability to pay. The allowance is based on estimates and ultimate losses may vary from these estimates.
                                      -16-

                          First Consumer Credit, L.L.C.
                          Notes to Financial Statements

2.  Summary of Significant Accounting Policies (continued)
----------------------------------------------------------

Furniture and Equipment
-----------------------

Furniture and equipment are stated at cost reduced by accumulated depreciation. These assets are being depreciated or amortized using the straight-line method over the estimated useful lives of the assets, generally five years.

Intangible Assets
-----------------

The Company has incurred certain licensing costs which are being amortized over twelve month periods.

Federal Income Taxes
--------------------

As a Limited Liability Company, First Consumer Credit, L.L.C., reports its operations, for federal income tax purposes, on Form 1065 - U.S. Partnership Return of Income. Accordingly, profits and/or losses are appropriately passed through to the respective "Members" of the Company, resulting in no tax provision or benefit recorded in the Company's financial statements.

Because the Company's members are obligated to pay federal income taxes on the earnings of the Company, the Company expects to declare cash dividends sufficient to fund members' tax payments as they become due.

Reclassifications
-----------------

Certain amounts previously reported have been reclassified to conform to the current format.

3.  Finance Receivables Held for Investment
-------------------------------------------

At June 30, 2001 and 2000, finance receivables held for investment consisted of the following:

                                                                           June 30

                                                                  2001                2000
                                                            ---------------------------------------
        Finance receivables held for investment              $  113,587             $ 283,921
        Allowance for loan losses                               (14,955)               (7,809)
                                                            ---------------------------------------
                                                             $   98,632             $ 276,112
                                                            =======================================


An analysis of the allowance for possible loan losses for the years ended June 30, 2001 and 2000 is as follows:

                                                                           June 30

                                                                  2001                2000
                                                            ---------------------------------------
        Balance at beginning of year                         $    7,809             $  3,000
        Provision for loan losses                                36,000               60,359
        Loans charged to the allowance                          (36,588)             (58,287)
        Recoveries of loans charged to the allowance              7,734                2,737
                                                            ---------------------------------------
        Balance at end of year                               $   14,955             $  7,809
                                                            =======================================

                          First Consumer Credit, L.L.C.
                          Notes to Financial Statements

4.  Furniture and Equipment
---------------------------

At June 30, 2001 and 2000, property and equipment consisted of the following:

                                                                       June 30

                                                              2001                 2000
                                                       -----------------------------------------
Furniture and fixtures                                       $   45,613            $  43,153
Equipment                                                        49,140               40,611
Computer equipment                                              147,128              128,304
                                                       -----------------------------------------
                                                                241,881              212,068
Less accumulated depreciation                                  (191,848)            (140,805)
                                                       -----------------------------------------
                                                             $   50,033            $  71,263
                                                       =========================================

Depreciation expense of approximately $51,000 and $47,000 was recorded for the years ended June 30, 2001 and 2000, respectively.

5.  Commitments and Contingencies
---------------------------------

Leases
------

At June 30, 2001 and 2000, the Company was obligated under noncancelable operating leases for office equipment and office space in Dallas, Texas and in Maryland. Rent expense under the operating leases, included in sales and general & administrative expenses, was approximately $98,000 and $89,000 for the years ended June 30, 2001 and 2000, respectively.

The projected minimum rental payments under leases having initial or remaining noncancelable lease terms in excess of one year at June 30, 2001 are as follows:

               2002                         $  84,987
               2003                            81,193
               2004                            63,103
               2005                            67,249
                                            ----------
                                            $ 296,532
                                            ==========

Litigation
----------

From time to time, the Company is involved in certain legal actions arising from normal business activities. Management believes the outcome of any such proceedings would not materially affect the financial position or results of operations of the Company.

                          First Consumer Credit, L.L.C.
                          Notes to Financial Statements

6.  Related Party Transactions
------------------------------

First Consumer Credit, L.L.C. has a commitment from First Savings Bank, FSB to purchase and/or fund up to $5,000,000 of notes acquired by First Consumer Credit, L.L.C. Purchases and/or fundings are advanced to the Company in accordance with draw requests substantiated by the appropriate related loan collateralization information. Interest is payable monthly at 1% above the prime rate as published in the Wall Street Journal. The outstanding balance of the line of credit was $3,780 and $226,868 as of June 30, 2001 and 2000, respectively. The line is reduced by the application of loan payoffs and portfolio sales.

An additional line of credit of $150,000 was extended to First Consumer Credit, L.L.C. from First Saving Bank, FSB. Interest is payable monthly at 1.5% above the prime rate of a non-related commercial bank. The outstanding balance of the line of credit was zero as of June 30, 2001 and 2000, respectively.

An officer of First Savings Bank, FSB owns approximately 6% of First Consumer Credit, L.L.C.

7.  Retirement of Class C Interests
-----------------------------------

During the year ended June 30, 2000, the Company retired its 150,000 units of Class C interests by purchasing the units at par value.

                              FINANCIAL STATEMENTS
                        FOR FIRST CONSUMER CREDIT, L.L.C.
                             FOR THREE MONTHS ENDED
                           SEPTEMBER 30, 2001 AND 2000
                                   (UNAUDITED)

                                    Contents

Balance Sheets ...................................................................... 21
Statements of Operations ............................................................ 22
Statements of Members' Equity ....................................................... 23
Statements of Cash Flows ............................................................ 24
Notes to Financial Statements ....................................................... 25

                          First Consumer Credit, L.L.C.
                                   (unaudited)


                                 Balance Sheets

                                                                             September 30        June 30
                                                                           ---------------    -------------
                                                                                2001              2001
                                                                           ---------------    -------------
Assets
Current assets:
Cash                                                                       $       160,795    $   1,068,794
Finance receivables held for sale                                                1,406,902          324,935
Accrued interest and other                                                          11,781           16,778
Prepaid expenses                                                                     3,061            8,368
                                                                           ---------------    -------------
Total current assets                                                             1,582,539        1,418,875

Finance receivables held for investment, net                                        74,761           98,632

Furniture and equipment, net                                                        47,242           50,033

Other assets
   Deposits                                                                          6,570            6,570
   Intangible assets                                                                 3,406            5,107
   Other                                                                                 -                -
                                                                           ---------------    -------------
       Total other assets                                                            9,976           11,677

Total assets                                                               $     1,714,518    $   1,579,217
                                                                           ===============    =============
Liabilities and Members' Equity
Current liabilities:
Accounts payable                                                           $       183,842    $       3,745
Notes payable - credit line                                                              -            3,780
Accrued interest                                                                       588              248
Dividends payable                                                                        -           75,521
Other payables                                                                      11,250           21,274
                                                                           ---------------    -------------
Total current liabilities                                                          195,680          104,568

Deferred income                                                                    163,864          128,050

Contingencies                                                                            -                -


Members' equity:
Class A interests (188,000 units of $1.00 par value Class A voting
units authorized; 188,000 units issued and outstanding)                            188,000          188,000
Class B interests (112,000 units of $1.00 par value Class B nonvoting units authorized; 112,000 units issued and outstanding
                                                                                   112,000          112,000
Retained earnings                                                                1,054,974        1,046,599
                                                                           ---------------    -------------
Total members' equity                                                            1,354,974        1,346,599
                                                                           ---------------    -------------
Total liabilities and members' equity                                      $     1,714,518    $   1,579,217
                                                                           ===============    =============

See accompanying notes.

                          First Consumer Credit, L.L.C.
                                   (unaudited)

                            Statements of Operations


                                                   Three Months September 30
                                                       2001        2000
                                                 -----------------------------

Revenues:
   Revenues from loan portfolio sales                 605,197     712,386
   Interest income                                     35,242      47,682
   Income - other                                     111,748      35,833
                                                 -----------------------------
Net operating revenues                                752,187     795,901

Sales and general & administrative expenses           622,519     499,340
                                                 -----------------------------

Operating income                                      129,668     296,561

Interest expense                                          723       7,735
                                                 -----------------------------

Net income                                           $128,945   $ 288,826
                                                 =============================



See accompanying notes.

                          First Consumer Credit, L.L.C.
                                   (unaudited)

                    Statements of Changes in Members' Equity

                                                           Class B Interests       Class C Interests
                                                            $1.00 Par Value;       $1.00 Par Value;
                                   Class A Interests        112,000 Class B         150,000 Class C
                                    $1.00 Par Value;           Nonvoting               Nonvoting
                                 188,000 Class A Voting    Units Authorized;       Nonparticipating
                               Units Authorized; 188,000        112,000        Units Authorized; 150,000
                                    Units issued and        Units issued and       Units issued and
                                      outstanding             outstanding             outstanding
                                                                                                           Retained
                                   Units      Amount       Units      Amount       Units       Amount      Earnings         Total
                               -----------------------------------------------------------------------------------------------------
    Balance at June 30, 1999      188,000   $ 188,000     112,000   $ 112,000     150,000    $ 150,000   $   146,065    $   596,065
       Retirement of Class C
         interests                      -           -           -           -    (150,000)    (150,000)            -       (150,000)
       Dividends                        -           -           -           -           -            -      (676,194)      (676,194)
       Net income                       -           -           -           -           -            -     1,124,623      1,124,623
                               -----------------------------------------------------------------------------------------------------
    Balance at June 30, 2000      188,000   $ 188,000     112,000   $ 112,000           -            -       594,494        894,494
       Dividends                        -           -           -           -           -            -      (678,157)      (678,157)
       Net income                       -           -           -           -           -            -     1,130,262      1,130,262
                               -----------------------------------------------------------------------------------------------------
    Balance at June 30, 2001      188,000   $ 188,000     112,000   $ 112,000           -            -   $ 1,046,599    $ 1,346,599
       Dividends                        -           -           -           -           -            -      (120,570)      (120,570)
       Net income                       -           -           -           -           -            -       128,945        128,945
                               -----------------------------------------------------------------------------------------------------
    Balance at September 30,
     2001                         188,000   $ 188,000     112,000   $ 112,000           -            -   $ 1,054,974    $ 1,354,974
                               =====================================================================================================


See accompanying notes.

                          First Consumer Credit, L.L.C.
                                   (unaudited)

                            Statements of Cash Flows

                                                                                Three Months Ended September 30
                                                                                    2001              2000
                                                                               --------------------------------
Operating Activities
Net income                                                                     $   128,945        $   288,826
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
Depreciation                                                                        13,567             11,908
Provision for loan losses                                                            9,000              9,000
Changes in operating assets and liabilities:
Finance receivables held for sale:
  Sales of finance receivables                                                   5,031,342          6,162,231
  Purchases of finance receivables                                              (6,113,309)        (6,152,685)
Accrued receivables and other assets                                                 6,698             32,786
Prepaid expenses                                                                     5,307             13,299
Accounts payable and other liabilities                                             170,413             29,400
Deferred revenues                                                                   35,814             16,670
                                                                               ------------------------------
Net cash provided by (used in) operating activities                               (712,223)           411,435

Investing Activity
Increase (decrease) in finance receivables held for investment
                                                                                    14,871             30,381
Purchases of furniture and equipment                                               (10,776)           (16,248)
                                                                               ------------------------------
Cash provided by (used in) investing activity                                        4,095             14,133

Financing Activities
Net proceeds (payments) from revolving line of credit                               (3,780)           (45,180)
Dividends paid                                                                    (196,091)          (181,173)
                                                                               ------------------------------
Net cash used in financing activities                                             (199,871)          (226,353)
                                                                               ------------------------------

Net increase (decrease) in cash                                                   (907,999)           199,215
Cash at beginning of year                                                        1,068,794            305,101
                                                                               ------------------------------
Cash at end of year                                                            $   160,795        $   504,316
                                                                               ==============================

Supplemental Disclosure of Cash Flow Information
  Interest paid                                                                $       384        $     6,658
                                                                               ==============================
  Interest received                                                            $    28,719        $    48,262
                                                                               ==============================

See accompanying notes.

                          First Consumer Credit, L.L.C.

                          Notes to Financial Statements

                               September 30, 2001

1.  General
-----------

First Consumer Credit, L.L.C., a Texas Limited Liability Company (Company), was organized on July 5, 1995 and commenced operations in August 1995. Prior to the commencement of formal operations in August 1995, there were no operations other than matters relating to its organization as a Texas Limited Liability Company under the Texas Limited Liability Company act, and the sale and issuance of 188,000 units of Class voting units for a purchase price of $188,000 and the sale of and issuance of 112,000 units of Class B nonvoting units for a purchase price of $112,000. First Consumer Credit, L.L.C. is engaged in various aspects of buying and selling home improvement loan receivables.

First Savings Bank, FSB (FSB) owns 61.9% of the outstanding voting shares of First Consumer Credit, L.L.C.

The accompanying interim consolidated financial statements of the Company as of September 30, 2001 and for the three-month periods ending September 30, 2001 and 2000 are unaudited; however, in the opinion of management, these interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows. These financial statements should be read in conjunction with the Company's annual financial statements and notes thereto for the year ended June 30, 2001, included elsewhere herein.

2.  Finance Receivables Held for Investment
-------------------------------------------

At September 30, 2001 and June 30, 2001, finance receivables held for investment consisted of the following:

                                                    September 30           June 30
                                                  --------------------------------------
                                                        2001                 2000
                                                  --------------------------------------
        Finance receivables held for investment       $ 89,415            $ 113,587
        Allowance for loan losses                      (14,654)             (14,955)
                                                  --------------------------------------
                                                      $ 74,761            $  98,632
                                                  ======================================

An analysis of the allowance for possible loan losses for the three-months ended September 30, 2001 is as follows:

        Balance at beginning of quarter                          $ 14,955
        Provision for loan losses                                   9,000
        Loans charged to the allowance                             (9,301)
        Recoveries of loans charged to the allowance                7,734
                                                                 --------
        Balance at end of year                                   $ 14,654
                                                                 ========

3.  Commitments and Contingencies
---------------------------------

From time to time, the Company is involved in certain legal actions arising from normal business activities. Management believes the outcome of any such proceedings would not materially affect the financial position or results of operations of the Company.

                          First Consumer Credit, L.L.C.

                          Notes to Financial Statements

4.  Related Party Transactions
------------------------------

First Consumer Credit, L.L.C. has a commitment from First Savings Bank, FSB to purchase and/or fund up to $5,000,000 of notes acquired by First Consumer Credit, L.L.C. Purchases and/or fundings are advanced to the Company in accordance with draw requests substantiated by the appropriate related loan collateralization information. Interest is payable monthly at 1% above the prime rate as published in the Wall Street Journal. There was no outstanding balance under the line of credit at September 30, 2001, and $3,780 as of June 30, 2001. The line is reduced by the application of loan payoffs and portfolio sales.

An additional line of credit of $150,000 was extended to First Consumer Credit, L.L.C. from First Saving Bank, FSB. Interest is payable monthly at 1.5% above the prime rate of a non-related commercial bank. The outstanding balance of the line of credit was zero as of September 30, 2001 and June 30, 2001.

An officer of First Savings Bank, FSB owns approximately 6% of First Consumer Credit, L.L.C.

5.  Subsequent Events
---------------------

         On September 28, 2001 the Company and U.S. Home Systems, Inc. entered into an agreement and plan of merger (the "FCC Merger Agreement"). The FCC Merger Agreement was subject to, among other conditions, the prior sale of a portfolio of installment-sale-contracts to U.S. Home Systems, Inc. (the "FCC Asset Sale"), the prior payment by the Company of certain of its liabilities, distribution of all of the Company's unrestricted cash to its members, and the conversion of the Company from a limited liability company to a Texas corporation. On October 2, 2001, the Company completed the FCC Asset Sale for a cash payment of approximately $1,415,000. On October 5, 2001, pursuant to the FCC Merger Agreement, a newly created subsidiary of the U.S. Home Systems, Inc. was merged with FCC, with FCC surviving as a wholly owned subsidiary of U.S. Home Systems, Inc. Pursuant to the terms of the FCC Merger Agreement, the Company's members received $1.0 million in cash and 971,429 shares of common stock of U.S. Home Systems, Inc., valued at approximately $2,600,000, in exchange for all of the Company's common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on November 26, 2001 on its behalf by the undersigned, thereto duly authorized.

                                  U.S. HOME SYSTEMS, INC.


                                  By:        /s/ Murray H. Gross
                                     -------------------------------------------
                                     Murray H. Gross
                                     President and Chief Executive Officer

                                INDEX OF EXHIBITS

 Exhibit
 Number                            Description of Exhibit                           Page No.
---------    -------------------------------------------------------------------    --------
    2.12     Agreement and Plan of Merger (the "Agreement") by and between Home
             Credit Acquisition, Inc. ("Sub"), U.S. Home Systems, Inc. ("USHS")
             and First Consumer Credit, LLC ("FCC LLC") and its members, dated
             September 28, 2001 (schedules and exhibits omitted and will be furnished to the Commission upon request).

    2.13     Certificate of Conversion of First Consumer Credit, Inc. dated
             October 2, 2001 with corresponding Articles of Conversion and exhibits attached, including Articles of Incorporation of First
             Consumer Credit, Inc. ("FCC Inc.")

    2.14 Certificate of Merger of Sub into FCC Inc. dated October 5, 2001 with corresponding Articles of Merger attached.

    10.6     Asset Purchase Agreement between FCC LLC and Sub dated October 1,
             2001.

    10.7     Employment Agreement effective as of October 2, 2001 between FCC
             Inc. and James D. Borschow ("Borschow").

    10.8     Escrow Agreement effective as of October 2, 2001 between FCC Inc.
             and all of the former shareholders of FCC Inc, USHS, and Corporate
             Stock Transfer ("Escrow Agent").

    10.9     Retail Installment Contract Origination and Indemnification
             Agreement effective as of October 2, 2001 by and among First
             Savings Bank ("FSB"), FCC Inc. and USHS.

   10.10     Borschow Escrow Agreement effective as of October 2, 2001 among
             Borschow, USHS and Escrow Agent.

   10.11     FSB Agreement effective as of October 2, 2001 among FSB, Richard J.
             Driscoll, USHS and Escrow Agent.

   10.12 Amendment 2001-1 dated October 1, 2001 to the 2000 Loan Purchase and Servicing Agreement dated May 11, 2000 between FCC LLC, USHS and Bank One, N.A.

   10.13 Amendment 2001-1 dated October 1, 2001 to the 2001 Loan Purchase and Servicing Agreement dated July 31, 2001 between FCC LLC, USHS and Bank One, N.A.

                                      IOE-1